Exhibit 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

[AMSOUTH LOGO]

FOR IMMEDIATE RELEASE

Contact:	List Underwood (investment community)	(205) 801-0265
	Rick Swagler (news media)	(205) 801-0105

AmSouth Announces Management Changes;

Names Beth Mooney Chief Financial Officer

BIRMINGHAM, Ala., Feb. 4, 2004 – AmSouth Bancorporation has named Beth Mooney, currently senior executive vice president and head of the bank’s Tennessee/North Louisiana Banking Group, as chief financial officer replacing Sloan D. Gibson, who is retiring from banking to pursue volunteer service but will remain at AmSouth for a transitional period.

“Sloan Gibson has been a significant asset to AmSouth and has been instrumental over the past decade in helping reinforce AmSouth’s position as a highly regarded regional bank and enhancing its financial performance,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “While I am disappointed we are losing someone of his talent and leadership, I certainly respect this personal decision to pursue different goals.”

“Over the years, my volunteer work has shown me the needs in our communities and it is work that has increasingly become my passion,” Gibson said. “I’ve concluded that the time is right for me to make a greater contribution, and my banking career has given me the rare opportunity to now devote more time to public service and to meeting those needs.”

Gibson said the strengthening business environment makes this an opportune time for such a change. “We have just completed a challenging few years, and this new year will likely be the best business environment we have had in three years. I have great confidence in our strategic plan and our management team has never been stronger.”

Mooney, who has 26 years of experience in banking, joined AmSouth in 2000 from Bank One Ohio, where she served as president. She had previously served as chief financial officer for Bank One Ohio and holds a master’s of business administration in finance from Southern Methodist University.

“Beth Mooney is extremely well-qualified for this position, having led our largest state operation for almost four years and having previously served as a chief financial officer,” Ritter said.

E.W. “Rusty” Stephenson Jr., who currently heads the Florida and Mississippi Banking Group for AmSouth, will take over for Mooney as head of the bank’s Tennessee/North Louisiana Banking Group and will retain responsibility for AmSouth’s Mississippi operations. Stephenson has 34 years of experience at AmSouth.

Susan Martinez will head AmSouth’s Florida Banking Group. She is currently AmSouth’s area executive responsible for the West Coast of Florida, an area that extends from Pasco County to Naples. Martinez has more than 30 years of banking experience and joined AmSouth in 1998 after a 25-year career at Barnett Bank. Stan Kryder, who has been responsible for directing AmSouth’s Florida branch expansion efforts, will take over as area executive for the West Coast of Florida. Kryder joined AmSouth in 2002 from First Union.

“Few companies have the depth of management strength we have, and these changes are an excellent example of our talented mix of executives who have spent their entire careers at AmSouth and others who have had experience at other large financial institutions,” Ritter said.

About AmSouth

AmSouth is a regional bank holding company with $46 billion in assets, more than 650 branch banking offices and more than 1,200 ATMs. AmSouth operates in Tennessee, Alabama, Florida, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, annuity and mutual fund sales, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements made in this document which are not purely historical are forward-looking statements as defined in the “Private Securities Litigation Reform Act of 1995,” including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance.

Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. AmSouth’s most recent annual report on Form 10-K for the year ended December 31, 2002, and quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003, describe factors which could cause results to differ materially from management’s current expectations. Such factors include, but are not limited to: the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in accounting and tax principles, policies or guidelines; other economic, competitive, governmental, and regulatory factors affecting AmSouth’s operations, products, services and prices; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; and the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries. To the extent that terrorist attacks or other hostilities, including geopolitical conflicts, cause a prolonged negative impact on the economy, the effects may include: adverse changes in customers’ borrowing, investing or spending patterns; market disruptions; adverse effects on the performance of the United States and foreign equity markets; currency fluctuations; exchange controls; restriction of asset growth; negative effects on credit quality; and other effects that could adversely impact the performance, earnings and revenue growth of the financial services industry, including AmSouth.

Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.